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                                                                    Exhibit 21.1

                        Subsidiaries of the Registrant


        Name                                    Place of Incorporation
        ----                                    ----------------------
        Glycyx Pharmaceuticals, Ltd.            Bermuda

        Salix Pharmaceuticals, Inc.              California